CERTAIN IDENTIFIED INFOMRAITON HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

CONEXEU SCIENCES
BOARD MEMBER AGREEMENT

This Board Member Agreement ("Agreement") is made and entered into as of October 23, 2025, by and between Conexeu Sciences, Inc., having offices at 50 West Liberty Street, Suite #880, Reno, Nevada, 89501 (the "Company"), and Dr. Z. Paul Lorenc located at [****] ("Board Member").

1. Appointment and Term

1.1 Appointment
The Company, by resolution of the Board of Directors (the "Board") hereby appoints the Board Member to serve on its Board effective as of the date hereof, subject to ratification by the Company's stockholders as may be required by applicable law or the Company's constating documents.

1.2 Term
The Board Member shall serve until the earlier of: (a) the Board Member's resignation, The Board Member's removal or termination in accordance with the Company's constating documents or the terms of this Agreement.

2. Duties and Responsibilities

2.1 General Duties
The Board Member agrees to serve the Company faithfully and diligently and agrees to act in the best interests of the Company and its stockholders.

2.2 Meetings
The Board Member shall attend all scheduled Board meetings (virtually or in person) and actively participate in Board and committee matters.

2.3 Conflicts of Interest
The Board Member shall promptly disclose any potential or actual conflicts of interest and shall recuse himself from any discussion or vote where any such a conflict exists.

3. Compensation and Reimbursement

3.1 Board Compensation
As compensation for service on the Board, the Board Member shall receive:
- A quarterly retainer of $15,000 commencing on November 1, 2025, to be paid in common shares of the Company based on the price of the most recent financing at the time, and or if the Company is publicly traded the 20 day volume weighted average pricing of the common shares immediately prior to the payment due.  The Board Member agrees and acknowledges that all such common shares issued under this Agreement to the Board Member, for avoidance of doubt including the One-Time Equity Grant contemplated below, will be subject to escrow provisions, and all such common shares/ options/RSU's/warrants will be added upon each issuance to the Board Member's existing voluntary pooling agreement ("Escrow Agreement") dated March 14, 2025; and
- A one-time equity grant of 135,000 common shares of the Company, vesting immediately ("One-Time Equity Grant") subject to the approval of the Board and any other approvals as may be required.

-The Board Member will enter into a subscription agreement or such other agreements as may be required to receive the One-Time Equity Grant from the Company contemplated herein and will do so for each such payment in equity of the Company contemplated herein this Agreement.

3.2 Reimbursement
The Company shall reimburse the Board Member for reasonable and pre-approved out-of-pocket expenses incurred in connection with the Board Member's service.

4. Confidentiality and Intellectual Property

4.1 Confidentiality
The Board Member shall maintain in strict confidence all non-public information, including but not limited to financial data, strategic plans, intellectual property, business opportunities, and customer/vendor relationships.

4.2 Intellectual Property
The Board Member shall promptly disclose to the Company any inventions, improvements, or ideas related to the Business of the Company, including but not limited to, collagen, biomaterials and tissue regeneration (For the purposes of this provision, the "Business of the Company" means the research and development, manufacture, and commercialization of liquid, thermo-sensitive skin substitutes and scaffolds for use in wound healing - including but not limited to burns, tunnel wounds, diabetic foot ulcers and dehiscent wounds - as well as applications in aesthetic medicine as dermal fillers, biomaterials, and in surgical reconstruction as 3D personalized implants or scaffolds for regenerative tissue repair) that arise during their service, and hereby assigns to the Company all rights, title, and interest in any such intellectual property developed in connection with Company business.

5. Termination

This Agreement may be terminated:
- By either party with ninety (90) days' prior written notice;
- Immediately for "Cause" as construed under applicable common law; or
- Automatically upon resignation or removal from the Board.

6. Miscellaneous

7.1 Independent Contractor
The Board Member is an independent contractor and is not an employee of the Company by virtue of this Agreement.

7.2 Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict of law principles.

7.3 Entire Agreement
This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, and representations.

IN WITNESS WHEREOF, the parties have executed this Board Member Agreement as of the Effective Date.

Conexeu Sciences, Inc.

By: /s/ Jeff Sharpe

Name:  Jeff Sharpe

Title: CEO

Dr. Z. Paul Lorenc

EIN: [****]

Signature: /s/ Z. Paul Lorenc

Date: 10/23/2025